Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement of Art Dimensions, Inc. on Form S-1, of my report dated November 19, 2008 (included in exhibits to such registration statement) on the financial statements of Art Dimensions, Inc. for the period January 29, 2008 (inception) through September 30, 2008.

Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
November 19, 2008